SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):                                          December 20, 2000

HEALTHCARE.COM CORPORATION

(Exact name of registrant as specified in its charter)

Georgia	0-27056	58-2112366

(State or other jurisdiction of	(Commission	(I.R.S. Employer

incorporation or organization)	File Number)	Identification Number)

1850 Parkway Place, Suite 1100, Marietta, Georgia       30067

(Address of principal executive offices)                                     (Zip Code)

Registrant’s telephone number, including area code:                                              (770) 423-8450

N/A

(Former name or former address, if changed since last report)

ITEM 5. Other Events.

      On December 20, 2000, Healthcare.com Corporation (the “Company”) entered into a $7.0 million revolving line of credit (the “Credit Facility”) with Silicon Valley Bank (the “Bank”). The Credit Facility provides for borrowings bearing interest at the Bank’s prime rate plus 1.5%, is secured by the Company’s assets, including intellectual property, and expires on December 19, 2001. In addition, the Company terminated its existing $6.0 million Accounts Receivable Financing Agreement with the Bank. The Loan and Security Agreement dated December 20, 2000 is attached as an exhibit to this Current Report on Form 8-K.

      The Company used advances under the Credit Facility to (i) repay a $3 million convertible term note held by Cybear, Inc. which had an interest rate of 7.8% per annum and became due on December 21, 2000 and (ii) to satisfy any obligations under its existing $6.0 million Accounts Receivable Financing Agreement with the Bank.

      In conjunction with the Credit Facility, the Company issued a Stock Purchase Warrant to the Bank, which entitles the holder to purchase 25,000 shares of the Company’s common stock at any time on or before December 20, 2005 at an exercise price of $1.31 per share. The shares underlying the stock purchase warrant are entitled to piggyback registration rights as set forth in a Registration Rights Agreement. The Stock Purchase Warrant and the Registration Rights Agreement, each dated December 20, 2000, are attached as exhibits to this Current Report on Form 8-K.

ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

Exhibit
Number	Description

10.1	Loan and Security Agreement dated December 20, 2000 between Healthcare.com Corporation and Silicon Valley Bank.

10.2	Stock Purchase Warrant dated December 20, 2000 issued to Silicon Valley Bank.

10.3	Registration Rights Agreement dated December 20, 2000 between Healthcare.com Corporation and Silicon Valley Bank.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Healthcare.com Corporation
By:	/s/ Joseph A. Blankenship

Joseph A. Blankenship
Senior Vice President — Finance,
Chief Financial Officer,
Treasurer and Assistant Secretary

Date: December 22, 2000

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Loan and Security Agreement dated December 20, 2000 between Healthcare.com Corporation and Silicon Valley Bank.

10.2	Stock Purchase Warrant dated December 20, 2000 issued to Silicon Valley Bank.

10.3	Registration Rights Agreement dated December 20, 2000 between Healthcare.com Corporation and Silicon Valley Bank.

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